UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
3.750% Senior Notes due 2029	The Nasdaq Stock Market LLC
4.250% Senior Notes due 2035	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-277003
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

PepsiCo, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated October 9, 2026 (the “Prospectus Supplement”) to a prospectus dated February 12, 2024 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-277003), which Registration Statement was filed with the Commission on February 12, 2024, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.        Description of Registrant’s Securities to Be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.        Exhibits

4.1	Indenture dated as of February 12, 2024 between PepsiCo, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to PepsiCo, Inc.’s Registration Statement on Form S-3 (File No. 333-277003) filed with the Commission on February 12, 2024).

4.2	Form of 3.750% Senior Note due 2029 (incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on October 16, 2026).

4.3	Form of 4.250% Senior Note due 2035 (incorporated herein by reference to Exhibit 4.2 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on October 16, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PepsiCo, Inc.

By:	/s/ Cynthia A. Nastanski
Name:	Cynthia A. Nastanski
Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary

Date: October 16, 2026

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